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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                  -------------

                                    FORM 8-K


                                 CURRENT REPORT
     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported)  March 3, 2004
                                                 -------------------------------


                               LAND O'LAKES, INC.
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             (Exact name of registrant as specified in its charter)


         MINNESOTA                      333-84486                41-0365145
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(State or other jurisdiction     (Commission File Number)      (IRS Employer
     of incorporation)                                       Identification No.)



     4001 LEXINGTON AVENUE NORTH
        ARDEN HILLS, MINNESOTA                                     55126
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(Address of principal executive offices)                         (Zip Code)



Registrant's telephone number, including area code  (651) 481-2222
                                                   -----------------------------



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ITEM 5.  OTHER EVENTS.


The following press release was issued by Land O'Lakes, Inc. on March 3, 2004. The furnishing of these materials is not intended to constitute a representation that such furnishing is required by Regulation FD or that the materials include material investor information that is not otherwise publicly available. In addition, Land O'Lakes, Inc. does not assume any obligation to update such information in the future.


                     LAND O'LAKES BOARD ELECTS NEW CHAIRMAN

March 3, 2004 (Arden Hills, Minn.)... The Land O'Lakes board of directors recently (Feb. 26) elected Pete Kappelman, a dairy producer from Two Rivers, Wis., as its 2004 Board Chairman. Kappelman is the ninth board chairman in Land O'Lakes 83-year history.

Kappelman, who has served on the Land O'Lakes board since 1996, has been the board's First Vice Chairman for the past five years. He also serves on the board's Dairy Foods Advisory Committee, Audit and Governance Committees and has chaired the Board Performance Committee.

Kappelman owns Meadow Brook Farms in partnership with his brother John. The brothers milk 400 Holsteins and crop about 800 acres. Their family has marketed their milk to the former Lake to Lake Dairy Cooperative and to Land O'Lakes since 1947. He is a graduate of Manitowoc Lutheran High School and the University of Wisconsin-Madison, where he earned a bachelor's degree in Agriculture. Kappelman and his wife Shellie have three children.

An active member of the Land O'Lakes board, Kappelman testified before the International Trade Commission in Washington, D.C., on Milk Protein Concentrates
(MPCs) last year. He has traveled to Malawi, Africa, where he worked on a USAID-funded project that fosters family dairy production and cooperative milk marketing, to provide better nutrition for families and stimulate economic development in the community. He currently serves on the board of directors for the National Milk Producers Federation, was a founding member and first president of the Professional Dairy Producers of Wisconsin and is chair-elect of the U.W.-Madison College of Agriculture and Life Sciences board of visitors.

Land O'Lakes, Inc. (www.landolakesinc.com) is a national, farmer-owned food and agricultural cooperative, with annual sales of more than $6 billion. Land O'Lakes does business in all fifty states and more than fifty countries. It is a leading marketer of a full line of dairy-based consumer, foodservice and food ingredient products across the United States; serves its international customers with a variety of food and animal feed ingredients; and provides farmers and ranchers with an extensive line of agricultural supplies (feed, seed, crop nutrients and crop protection products) and services.



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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.



                                               LAND O'LAKES, INC.


Date:  March 3, 2004.                          /s/ Daniel Knutson
                                               ---------------------------------
                                               Daniel Knutson
                                               Senior Vice President
                                               and Chief Financial Officer